Exhibit 99.1

Lawrenceville, NJ, May 5, 2003 - The MIIX Group, Inc., (OTC: MIIX), a provider of medical professional liability insurance, announced that it has agreed to an Order with the New Jersey Department of Banking and Insurance that sets forth the framework for the regulatory monitoring of MIIX Insurance Company ("MIIX") as it continues to non-renew and runoff its remaining business. This Order is consistent with a previous letter agreement of the parties whereby MIIX agreed to certain limitations on operations. The limitations, among other things, require Departmental approval for payment of dividends by the Company's insurance subsidiary, and for lending arrangements, investments and inter-company arrangements outside of the normal course of business, and require the Company to periodically provide the Department with information relating to its operations and finances.

Under applicable New Jersey insurance law, the Department has broad authority to expand the scope of the monitoring. No assurances can be given that it will not do so.

"The Company will continue to conduct its business as usual," stated Chairman and CEO Patricia A. Costante. "We expect that the Department may conduct audits of MIIX's operations to ensure the continued existence of a solvent runoff. We have appreciated the Department's support as the Company continues to seek to reduce costs and, where possible, ongoing exposures to loss."

Forward Looking Statement
This news release contains forward-looking statements that are based on the Company's estimates and expectations concerning future events and anticipated results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. In particular, the implementation of the Company's business plan is subject to completion of financial analyses and other contingencies. These uncertainties and other factors are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, the Company having sufficient liquidity and working capital, the Company's ability to manage the run-off of its insurance business, the Company's ability to settle
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claims effectively, the Company's ability to manage its investment portfolio, the Company's ability to service MIIX Advantage under the management contract and other arrangements, the Company's ability to sell additional management and consulting services to additional providers of medical malpractice insurance, the Company's ability to avoid mandatory control by the regulators in states where it does business, the continued adequacy of the Company's loss and loss adjustment expense reserves, the Company's avoidance of any material loss on collection of reinsurance recoverables, general economic conditions, including changing interest rates, rates of inflation and the performance of the financial markets, judicial decisions and rulings, changes in domestic and foreign laws, regulations and taxes, effects of acquisitions and divestitures, and various other factors. The words "believe," "expect," "anticipate," "project," and similar expressions identify forward-looking statements. The Company's expectations regarding future earnings, growth initiatives, cost controls, adequacy of loss and loss adjustment expense reserves, and enhancing shareholder value depend on a variety of factors, including economic, competitive and market conditions which may be beyond the Company's control and are thus difficult or impossible to predict. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the company or any other person that the Company's objectives or plans will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Governance Contact:               Catherine E. Williams
                                            Senior Vice President
                                            (800) 234-MIIX, ext. 1234
                                            cwilliam@miix.com

News Media Contact:                         Emmalee Morrison
                                            AVP Corporate Communications
                                            (800) 234-MIIX, ext. 1335
                                            emorriso@miix.com

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